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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ---------------------


                                    FORM 8-K

                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) FEBRUARY 6, 2001
                                                        ----------------

                         Commission File Number 0-23252

                              IGEN INTERNATIONAL, INC.
                             (Exact name of registrant)


                     DELAWARE                       94-2852543
                    ------------------------------------------
              (State of organization)            (I.R.S. Employer
                                               Identification No.)


                16020 INDUSTRIAL DRIVE, GAITHERSBURG MARYLAND 20877
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               (Address of principal executive offices and zip code)


                                 (301) 869-9800
                                 --------------
                         (Registrant's telephone Number)

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






ITEM 5.  OTHER EVENTS

      On February 6, 2001, IGEN International, Inc. ("IGEN" or "the Company") received notice that Brown Simpson Strategic Growth Fund L.P. ("Brown Simpson") initiated a shareholder derivative suit for and on behalf of the shareholders of IGEN in the Circuit Court for Montgomery County, Maryland (Case No. 218263V) (the "Complaint") against four of the Company's current directors, two former directors, three executive officers, and the Company as a nominal defendant. In the Complaint Brown Simpson, stating that it holds 100 shares of common stock in the Company, alleges breaches of fiduciary duties by the named individual defendants in connection with transactions between the Company and other entities in which certain directors and officers are alleged to have an interest, including its Meso Scale Diagnostics LLC joint venture.

         In 2000, the Board of Directors established an independent committee to evaluate substantially similar issues as those raised in the Complaint. The Complaint seeks principally the following: that the named defendants hold in trust and be required to account for and restore to the Company alleged damages that IGEN has allegedly sustained by reason of the allegations; and relief relating to board and management composition. The Complaint does not include any claims against IGEN.

         The Company believes that the claims are wholly without merit, that meritorious defenses are available and that there is every intention to vigorously contest and defend against these claims. Further, the Company intends to assert all of its legal rights in this matter, including all counterclaims. In the opinion of management, this lawsuit will not have a material adverse effect on the Company. The foregoing are forward looking statements, and there can be no assurances that the defendants will prevail in this litigation.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          IGEN INTERNATIONAL, INC.

                          By: /s/ Samuel J. Wohlstadter
                              ------------------------------------
                              Samuel J. Wohlstadter
                              Chairman and Chief Executive Officer

Dated: February 9, 2001